CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the incorporation by reference of our report dated October 31, 1996, incorporated by reference in this Registration Statement (Form N-1A No. 33-16693) of Dreyfus Cash Management Plus, Inc.



                                               ERNST & YOUNG LLP


New York, New York
March 6, 1997